SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2016

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

90-92 Main Street, Wellsboro, PA	16901
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Citizens & Northern Corporation (the “Company”) with the Securities and Exchange Commission on October 17, 2016. This amendment is being filed to revise the amounts as of September 30, 2016 reported for total nonaccrual loans, total nonperforming loans and total nonperforming assets, along with related ratios, as follows:

(In Thousands, Except Percentages)	Sept. 30,	Sept. 30,
	2016	2016
	as Originally	as
	Reported	Revised
Total nonaccrual loans	$10,206	$12,481
Total nonperforming loans	$17,745	$20,020
Total nonperforming assets	$20,066	$22,341

Total nonperforming loans as a % of loans	2.39%	2.70%
Total nonperforming assets as a % of assets	1.61%	1.79%
Allowance for loan losses as a % of nonperforming loans	47.46%	42.06%

The revisions are being made to correct errors made in a table included in Exhibit 99.3 of the filing dated October 17, 2016, as a commercial loan with a balance of $2,794,000 at September 30, 2016 was erroneously excluded from nonaccrual classification and a residential mortgage loan with a balance of $519,000 at September 30, 2016 was erroneously classified as nonaccrual.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1: Unaudited table of past due and impaired loans, nonperforming assets and troubled debt restructurings, amended to correct the version originally included in Exhibit 99.3 of the Company’s Form 8-K filed on October 17, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 10/20/16	By:	/s/ Mark A. Hughes
Treasurer and Chief Financial Officer

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